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                                   EXHIBIT 10.11.3

                            UNIVERSAL INTERNATIONAL, INC.

              WAIVER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

    This Waiver and Second Amendment to Loan and Security Agreement (this "Amendment") is entered into as of December 10, 1996, by and between BankAmerica Business Credit, Inc. (the "Lender") and Universal International, Inc. and Only Deals, Inc. (collectively, the "Borrowers", and individually, a "Borrower").


                                       RECITALS

    This Amendment is entered into in reference to the following facts:

         (a) The Borrowers and the Lender have entered into a certain Loan and Security Agreement (as amended, modified, and supplemented prior to the date hereof, the "Loan Agreement"), dated as of November 21, 1995. All capitalized terms, not expressly defined herein, shall have the meanings assigned thereto in the Loan Agreement.

         (b)  Several Events of Default have occurred under the Loan Agreement.

         (c) The Borrowers desire that the Lender waive the Events of Default and amend the Loan Agreement in certain respects.

         (d) The Lender is willing to waive the Events of Default and amend the Loan Agreement subject to the terms and conditions contained herein.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.


                                 ARTICLE 1 - WAIVERS

    1.1 WAIVERS OF EVENTS OF DEFAULT. (a) The Lender hereby waives the following Events of Default:

         (i) The aggregate amount of Universal's investment in Universal Asset-Based Services, Inc., a Subsidiary of Universal, exceeded $200,000 during the months of October and November, 1996, in breach of Section 10.18 of the Loan Agreement;

         (ii) The Borrowers' net worth, calculated n accordance with GAAP on a consolidated basis, was less than $17,000,000


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    during the months of October and November, 1996, in breach of Section 10.21 of the Loan Agreement; and

         (iii) The aggregate outstanding loans, advances and other financial accommodations extended by the Borrowers to Odd's-N-End's during the months of October and November, 1996 exceeded, from time to time, the sum of $5,000,000, in breach of Section 10.22 of the Loan Agreement (it being expressly represented by the Borrowers to the Lender, however, that the aggregate amount so extended did not exceed the sum of $6,000,000 on October 31, 1996 or on November 30, 1996).

         (b) The foregoing waivers are only applicable to and shall only be effective in the specific instances made. The waivers are limited to the facts and circumstances referred to herein and shall not operate as (i) a waiver of or consent to non-compliance with any other section or provision of the Loan Agreement, (ii) a waiver of any right, power or remedy of the Lender under the Loan Agreement, or (iii) a waiver of any other Event of Default or Default which may exist under the Loan Agreement.


                                ARTICLE 2 - AMENDMENTS

    2.1 AMENDMENT OF "AVAILABILITY". The definition of "Availability" contained in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

         "AVAILABILITY" means

              (a)  for Universal, the sum of

                   (i) up to eighty percent (80%) of the Net Amount of Eligible Accounts of Universal; and

                   (ii) up to sixty-five percent (65%) (reduced to sixty percent (60%) effective as of December 18, 1996, and further reduced to fifty-five percent (%5%) effective as of December 24, 1996) of the value of Eligible Inventory consisting of Warehouse Inventory and Retail Inventory; and

              (b)  for Only Deals, the sum of

                   (i) up to fifty-five percent (55%) (reduced to fifty percent (50%) effective as of December 18, 1996, and further reduced to forty-five percent (45%) effective as of December 24, 1996) of the value of Eligible Inventory of Only Deals located for retail


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                   sale at an Only Deals retail outlet; MINUS

                   (ii) an amount equal to two (2) times the Aged Percentage than in effect, MULTIPLIED BY the book value of all Inventory of Only Deals located at an Only Deals retail outlet;

    PROVIDED HOWEVER, that the advance rates set forth in clause (a)(ii) above for specific items of Eligible Inventory (whether consisting of Retail Inventory or Warehouse Inventory) shall be reduced to zero percent (0%) at such time as such Eligible Inventory has remained in a warehouse for more than twelve (12) months (any such Eligible Inventory which has remained in a warehouse for more than twelve (12) months being referred to as "AGED INVENTORY"); PROVIDED FURTHER, HOWEVER, that at all times Availability for each Borrower shall be reduced by the sum of:

              (a) the unpaid balance of Revolving Loans owing by such Borrower at that time;

              (b) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued or obtained for such Borrower's account;

              (c) reserves for accrued interest on the Revolving Loans owing by such Borrower and the Environmental Compliance Reserve attributable to such Borrower;

              (d) the December Inventory Reserve attributable to such Borrower;

              (e)  the Universal Cash Reserve attributable to Universal; and

              (f) all other reserves which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to such Borrower's account, including, without limitation, amounts reserved pursuant to the provisions contained in the definition of the term "Eligible Inventory" and any amounts which the Lender may be obligated to pay in the future for the account of such Borrower; PROVIDED, HOWEVER, that concurrently with the establishment of any reserve not predicated against any ineligibility criteria set forth herein or not otherwise specified herein, the Lender will provide the Borrowers with written notice of the establishment of such reserve, which notice shall set forth a reason for the establishment of such reserve.

    2.2 AMENDMENT OF "MAXIMUM INVENTORY REVOLVING LOAN SUBLIMIT". The definition of "Maximum Inventory Revolving Loan Sublimit" contained in Section
1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:


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         "MAXIMUM INVENTORY REVOLVING LOAN SUBLIMIT" means Thirteen Million
    Five Hundred Thousand Dollars ($13,500,000).

    2.3 AMENDMENT OF "MAXIMUM REVOLVING LOAN AGREEMENT". The definition of "Maximum Revolving Loan Amount" contained in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

         "MAXIMUM REVOLVING LOAN AMOUNT" means Sixteen Million Dollars ($16,000,000).

    2.4 AMENDMENT OF SECTION 1.1 Section 1.1 of the Loan Agreement is hereby amended by the addition of two new definitions which shall read in their entirety as follows:

         "DECEMBER INVENTORY RESERVE" means for each Borrower a reserve which the Lender establishes for such Borrower to reflect the inventory reductions that the Lender expects to occur for such Borrower in the month of December, 1996, which reserve at any time shall be in an aggregate amount for both Borrowers equal to $150,000 per day for each Business Day that has passed in the month of December, 1996 at such time (which reserve amount may be adjusted from time to time by the Lender in the exercise of its sole discretion, and which aggregate reserve amount shall be allocated between the Borrowers as the Lender shall determine). This reserve amount shall be reduced by the Lender to reflect the actual December inventory reduction that has occurred as of the date of calculation, upon the Lender's receipt and review to its satisfaction of the Borrowers' inventory report covering each such day and the back-up materials relating thereto, if the actual inventory reduction is less than the reserve amount. This reserve shall continue until such time as the Lender shall have received and reviewed to its satisfaction the Borrowers' inventory reports covering the entire month of December, 1996 and the back-up materials relating thereto.

         "UNIVERSAL CASH RESERVE" means a reserve which the Lender establishes for Universal to reflect the amount of "receivables cash" that has been received by the Lender and has been applied by the Lender to the payment of the outstanding Loans to Universal, but that has not yet been applied by Universal to reduce the aggregate amount of Universal's Accounts. The Lender understands that Universal has agreed to report to the Lender each day as to the amount of "receivables cash" and the amount of "non-receivables cash" that have been received by the Lender on such day. On and after December 2, 1996, all cash received by the Lender relating to Universal shall be immediately applied by the Lender to reduce the aggregate amount of Universal's Accounts less the Lender has been provided with a satisfactory updated borrowing base certificate reflecting the correct allocation and application of cash.


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    2.5  AMENDMENT OF SUBSECTION 2.1(a).  The first sentence of Subsection
2.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

    The Lender shall, upon either Borrower's request from time to time, make revolving loans (the "REVOLVING LOANS") to such Borrower up to the limits of the Availability for such Borrower, PROVIDED HOWEVER, that the aggregate outstanding Revolving Loans for both Borrowers shall at no time exceed the Maximum Revolving Loan Amount LESS the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued or obtained for either Borrower's account, PROVIDED FURTHER, HOWEVER, that the aggregate outstanding Revolving Loans made to the Borrowers and predicated against Eligible Inventory shall at no time exceed the Maximum Inventory Revolving Loan Sublimit, and PROVIDED FURTHER, HOWEVER, that no Revolving Loans shall be made or outstanding to the Borrowers predicated against Aged Inventory.

    2.6 AMENDMENT OF SUBSECTION 3.1(a). Subsection 3.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

         (a) All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and SECTIONS 3.1(a)(i) or 3.1(a)(ii), as applicable, but not to exceed the maximum rate permitted by applicable law. Except as otherwise provided herein, the Obligations shall bear interest as follows:

              (i) For all Obligations, other than LIBOR Rate Loans, then at a fluctuating per annum rate equal to one and one-half of one percent (1.50%) (the "REFERENCE RATE MARGIN") plus the Reference Rate; and

              (ii) If the Loans are LIBOR Rate Loans, then at a per annum rate equal to three and one-half of one percent (3.50%) (the "LIBOR MARGIN") plus the LIBOR Rate determined for the applicable Interest Period.

         The Reference Rate Margin shall be increased by one-quarter of one percent (0.25%) effective on the first day of each calendar quarter, commencing with the calendar quarter beginning on April 1, 1997.

         Each change in the Reference Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest charges with


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    respect to the Loans shall be paid to the Lender on the first day of each month with respect to the prior month.

    2.7 AMENDMENT OF SECTION 10.18. Section 10.18 of the Loan Agreement is hereby amended by the addition of a new proviso thereto, which shall be inserted immediately before the period appearing at the end of Section 10.18 and which shall read in its entirety as follows:

    PROVIDED FURTHER, HOWEVER, that in the event that the aggregate investment which Universal shall have in Universal Asset-Based Services, Inc., one of its Subsidiaries, shall exceed $200,000 on the last day of any calendar month occurring after November, 1996, the Borrowers shall pay the Lender a fee in the amount of $10,000 for each such occurrence, and any such fee shall be paid on the first Business Day occurring after the calendar month in which such event occurred, it being expressly understood and agreed by the Borrowers, however, that any such payment by the Borrowers of any such fee shall not constitute or be deemed to constitute a waiver by the Lender of any Event of Default that shall have occurred as a result of such excess investment, and that the Lender shall retain all of its rights, powers and remedies under this Agreement with respect to each such Event of Default.

    2.8 AMENDMENT OF SECTION 10.21. Section 10.21 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

         10.21 NET WORTH. The Borrowers will maintain net worth, calculated in accordance with GAAP on a consolidated basis, of not less than Seventeen Million Dollars ($17,000,000) at the end of any calendar month, beginning with the December, 1996 calendar month.

    2.9 AMENDMENT OF SECTION 10.22. Section 10.22 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

         10.22 ADVANCES TO ODD'S-N-END'S. Aggregate out-standing loans, advances and other financial accommodations extended by the Borrowers to Odd's-N-End's will not exceed Five Million Dollars ($5,000,000) on the last day of any calendar month, beginning with the December, 1996 calendar month, PROVIDED, HOWEVER, that in the event that the aggregate outstanding loans, advances and other financial accommodations extended by the Borrowers to Odd's-N-End's shall exceed $5,000,000 on the last day of any calendar month occurring after November, 1996, the Borrowers shall pay the Lender a fee in the amount of $25,000 for each such occurrence, and any such fee shall be paid on the first Business Day occurring


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    after the calendar month in which such event occurred, it being expressly understood and agreed by the Borrowers, however, that any such payment by the Borrowers of any such fee shall not constitute or be deemed to constitute a waiver by the Lender of any Event of Default that shall have occurred as a result of such excess, and that the Lender shall retain all of its rights, powers and remedies under this Agreement with respect to each such Event of Default.

    2.10 AMENDMENT OF SECTION 12.1. Section 12.1 of the Loan Agreement is hereby amended by the addition of new clause "(p"), which shall be inserted in the Loan Agreement immediately after clause ("o") of Section 12.1 and which shall read in its entirety as follows:

         (p) failure by the Borrowers to deliver to the Lender on or before February 28, 1997 a commitment letter between the Borrowers and another lender, which commitment letter shall have been executed on behalf of the Borrowers and such other lender, shall be satisfactory in form and substance to the Lender in the exercise of its sole discretion and shall provide, among other things, for the refinancing of all Obligations under this Agreement and the other Loan Documents; or, in the event that such a satisfactory commitment letter is delivered on or before February 28, 1997, failure by the Borrowers to close the transaction described in such letter and to refinance the Obligations on or before March 31, 1997.

    2.11 AMENDMENT OF SECTION 14. Section 14 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

         14. TERM AND TERMINATION. The initial term of this Agreement shall end on March 31, 1997. This Agreement shall automatically be renewed thereafter for successive one-month terms, unless this Agreement is terminated as provided below. The Borrowers shall pay to the Lender a renewal fee in the amount of $10,000 for each month that this Agreement is renewed after March 31, 1997, and each such monthly renewal fee shall be paid on the first day of such renewal month. No such renewal shall be deemed to constitute a waiver by the Lender of any Events or Events of Default that may have occurred and may be continuing under this Agreement at the time of any such renewal. The Lender and the Borrowers shall have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than ten (10) days prior to the end of such term. The Lender may also terminate this Agreement without notice upon an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the


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    termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

    2.12 AMENDMENT REGARDING LIBOR LOANS. The Borrowers shall no longer have the option to have any Loans made as, continued as or converted into LIBOR Rate Loans, notwithstanding anything to the contrary contained in the Loan Agreement, as amended hereby. Any LIBOR Rate Loans outstanding on an effective date of this Amendment shall continue as LIBOR Rate Loans until, and then shall be converted into Reference Rate Loans on, the last day of the Interest Periods applicable thereto, without any further notice from the Borrowers to the Lender.


                           ARTICLE 3 - CONDITIONS PRECEDENT

    The amendments to the Loan Agreement provided for in this Amendment shall become effective upon satisfaction of all of the conditions precedent specified in this Article 3.

    3.1 DELIVERY OF DOCUMENTS. The Lender shall have received all of the following documents, each duly executed where appropriate and dated the date of execution thereof (or such other date as shall be acceptable to the Lender), in form and substance satisfactory to the Lender: this Amendment.

    3.2 AMENDMENT FEE. As part of the consideration to the Lender for entering into this Amendment, the Borrowers shall have paid to the Lender an amendment fee of $25,000. The Lender in its sole and absolute discretion, may permit such fee to be paid from the proceeds of a Reference Rate Loan under the Loan Agreement.


                            ARTICLE 4 - GENERAL PROVISIONS

    4.1 WARRANTIES AND ABSENCE OF DEFAULTS. In order to induce the Lender to enter into this Amendment, the Borrowers hereby warrant to the Lender, as of the date of the execution of this Amendment by the Borrowers, that: (a) except to the extent permitted by the Loan Agreement, as herein amended, the warranties of the Borrowers contained in the Loan Agreement are true and correct as of such date as if made on such date, and (b) no Event of Default or Default exists which is continuing as of such date.

    4.2 RESOLUTIONS. The Borrowers agree to deliver to the Lender, on or before 5:00 p.m., Chicago time, on Wednesday, December 11, 1996, a copy, certified by the secretary or an assistant secretary of the Borrowers, of resolutions of the boards of directors of the Borrowers authorizing or ratifying the execution and delivery of this Amendment and the borrowings under


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the Loan Agreement, as amended hereby, which resolutions shall be in form and substance satisfactory to the Lender. Any failure by the Borrowers to comply with the provisions of this Section 4.2 shall constitute an Event of Default under the Loan Agreement, as amended hereby.

    4.3 EXPENSES. The Borrowers agree to pay on demand all costs and expenses of the Lender (including the reasonable attorneys' fees and expenses of counsel for the Lender, and including the allocated costs of in-house counsel for the Lender) in connection with the preparation, negotiation, execution, and delivery of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

    4.4 GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the state of Illinois.

    4.5 COUNTERPARTS. This amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

    4.6 SUCCESSORS. This Amendment shall be binding upon the Borrowers, the Lender, and their respective successors and assigns, and shall inure to the benefit of the Lender and the successors and assigns of the Lender.


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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first written above.




                             "BORROWERS"

                             UNIVERSAL INTERNATIONAL, INC.



                             By:
                                 -----------------------
                             Name:
                                   ---------------------
                             Title:
                                    ---------------------





                             ONLY DEALS, INC.


                             By:
                                 -----------------------
                             Name:
                                   ---------------------
                             Title:
                                    ---------------------




                             "LENDER"

                             BANKAMERICA BUSINESS CREDIT, INC.


                             By:
                                 -----------------------
                             Name:
                                   ---------------------
                             Title:
                                    ---------------------


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